UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2107 Wilson Boulevard, Suite 900
Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026, Fluence Energy, Inc. (“the Company”, “we” or “our”) and Peter Williams, our former Senior Vice President and Chief Product Officer, entered into a separation agreement and release of claims (the “Williams Separation Agreement”). Pursuant to the Williams Separation Agreement, Mr. Williams will receive a lump sum payment equal to $593,750, less standard payroll deductions and withholdings, accelerated vesting of 12,184 RSUs and 11,347 PSUs and reimbursement of COBRA premiums at the applicable employee rates for twelve months, to the extent Mr. Williams is eligible for and timely elects COBRA coverage. The payments and benefits under the Williams Separation Agreement are subject to his execution and non-revocation of a release of claims, which also contains certain confidentiality, mutual non-disparagement, and cooperation obligations.

The foregoing description of the Williams Separation Agreement is qualified in its entirety by the full text of the Williams Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims between Fluence Energy, Inc. and Peter Williams, dated October 8, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: October 9, 2026	By:	/s/ Vincent Mathis
Vincent Mathis
Senior Vice President and Chief Legal and Compliance Officer and Secretary